Exhibit 99.1

CTG Reports 11% Net Income Growth on Lower Revenue
in Second Quarter 2022 as Strong Execution of Strategy
Drives Strengthened Margin Profile

•

North America IT Solutions and Services revenue grew 21.3%, partially offsetting an intentional decline pursuant to our strategy of $6.1 million in Non-Strategic Technology Services, and a $4.9 million revenue decline from foreign currency exchange headwinds

•	Gross margin expanded 180 basis points to 23.9%, the highest level in more than 10 years; two-year gross margin improvement was 290 basis points
•	Operating margin was 3.8% and non-GAAP operating margin was 4.2%, increases of 80 and 100 basis points, respectively
•	Net income increased 11.3%, and adjusted EBITDA increased to 5.1%, an increase of 70 basis points
•	Second quarter GAAP diluted EPS of $0.13 increased $0.01, or 8%, despite lower consolidated revenue; non-GAAP diluted EPS increased 15% to $0.15

BUFFALO, N.Y., August 4, 2022 – CTG (Nasdaq: CTG) (“Company”), a leader in helping companies employ digital IT solutions and services to drive productivity and profitability in North America and Western Europe, today reported its financial results for the second quarter ended July 1, 2022.

Filip Gydé, CTG President and CEO commented, “Our second quarter results again demonstrated our strong operational execution and the success of our digital solutions and service strategy, while we also continue to disengage over time from our lower margin, non-strategic technology services business.  Our margin profile continued to improve with measurable expansion at the gross and operating levels on a consolidated basis, which translated into profitability improvement despite top-line headwinds.”

“While we are still facing uncertainty due to macroeconomic challenges, we have a high level of confidence in our teams’ ability to continue to execute our strategy over the long-term. With our stronger core business platform and flexible balance sheet, we will look to accelerate our pace of growth and enhance our margin profile through focused acquisitions.”

Consolidated Second Quarter 2022 Review (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$82,759	$92,164	$89,146	$(9,405)	-10.2%	$3,018	3.4%

GAAP Operating Income	$3,173	$2,801	$1,914	$372	13.3%	$887	46.3%
GAAP Operating Margin	3.8%	3.0%	2.1%

Non-GAAP Operating Income*	$3,463	$2,966	$2,863	$497	16.8%	$103	3.6%
Non-GAAP Operating Margin*	4.2%	3.2%	3.2%

GAAP Net Income	$2,040	$1,833	$1,759	$207	11.3%	$74	4.2%
GAAP Net Margin	2.5%	2.0%	2.0%

Non-GAAP Net Income*	$2,252	$1,952	$1,441	$300	15.4%	$511	35.5%
Non-GAAP Net Income Margin*	2.7%	2.1%	1.6%

Adjusted EBITDA*	$4,224	$4,096	$4,052	$128	3.1%	$44	1.1%
Adjusted EBITDA Margin*	5.1%	4.4%	4.5%

* A reconciliation of GAAP to non-GAAP information is included in the financial tables below

•

Strong growth in North America IT Solutions and Services partially offset the $6.1 million decline in revenue related to the disengagement from lower-margin non-strategic technology services business, as well as a negative $4.9 million impact to revenue due to changes in foreign currency exchange rates. Additionally, labor constraints have impeded growth in the Europe IT Solutions and Services segment.

•

Selling, general and administrative (SG&A) expenses as a percentage of revenue increased 90 basis points due to the loss of operating leverage and continued investments in the business but declined on an absolute basis by 5.7% to $16.6 million.

•

Operating income increased 13.3% on improved business mix as the Company continued to advance its strategy to provide higher-value digital IT solutions and reduce its exposure to lower-margin business.

Second Quarter Segment Performance

(unaudited)

IT Solutions and Services

North America

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$20,339	$16,762	$16,069	$3,577	21.3%	$693	4.3%
Percent of total	24.6%	18.2%	18.0%

Gross profit	$7,079	$6,074	$5,145	$1,005	16.5%	$929	18.1%
Gross margin	34.8%	36.2%	32.0%

Contribution profit	$3,547	$2,908	$3,006	$639	22.0%	$(98)	-3.3%
Contribution margin	17.4%	17.3%	18.7%

Second Quarter Segment Performance (continued)

(unaudited)

Europe

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$37,160	$44,054	$36,917	$(6,894)	-15.6%	$7,137	19.3%
Percent of total	44.9%	47.8%	41.4%

Gross profit	$9,582	$10,748	$9,889	$(1,166)	-10.8%	$859	8.7%
Gross margin	25.8%	24.4%	26.8%

Contribution profit	$4,727	$5,612	$5,036	$(885)	-15.8%	$576	11.4%
Contribution margin	12.7%	12.7%	13.6%

•	North America IT Solutions and Services revenue increased 21.3%, reflecting new business and strengthened business from existing customers.
•

The revenue change in the Europe IT Solutions and Services segment primarily reflects $4.9 million of unfavorable foreign currency exchange rate fluctuations, and macro-economic headwinds in the European Union, particularly around labor constraints.  Despite the lower revenue, segment gross margin expanded 140 basis points on strong execution, which helped to offset inflationary pressures.

Non-Strategic Technology Services

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$25,260	$31,348	$36,160	$(6,088)	-19.4%	$(4,812)	-13.3%
Percent of total	30.5%	34.0%	40.6%

Gross profit	$3,089	$3,557	$3,704	$(468)	-13.2%	$(147)	-4.0%
Gross margin	12.2%	11.3%	10.2%

Contribution profit	$2,388	$2,239	$1,881	$149	6.7%	$358	19.0%
Contribution margin	9.5%	7.1%	5.2%

•	The Company continued to disengage from its lowest margin IT staffing services within the Non-Strategic Technology Services segment as part of its strategic plan.

Consolidated Year-to-Date Results

(unaudited)

($ in thousands)	For the Two Quarters Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$172,176	$189,293	$176,095	$(17,117)	-9.0%	$13,198	7.5%

GAAP Operating Income	$6,372	$4,899	$3,981	$1,473	30.1%	$918	23.1%
GAAP Operating Margin	3.7%	2.6%	2.3%

Non-GAAP Operating Income*	$6,924	$5,708	$5,397	$1,216	21.3%	$311	5.8%
Non-GAAP Operating Margin*	4.0%	3.0%	3.1%

GAAP Net Income	$4,280	$3,341	$2,903	$939	28.1%	$438	15.1%
GAAP Net Margin	2.5%	1.8%	1.6%

Non-GAAP Net Income*	$4,691	$3,958	$2,890	$733	18.5%	$1,068	37.0%
Non-GAAP Net Income Margin*	2.7%	2.1%	1.6%

Adjusted EBITDA*	$8,555	$7,821	$7,425	$734	9.4%	$396	5.3%
Adjusted EBITDA Margin*	5.0%	4.1%	4.2%

*A reconciliation of GAAP to non-GAAP information is included in the financial tables below

Year-to-date Segment Performance

(unaudited)

IT Solutions and Services

North America

($ in thousands)	For the Two Quarters Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$40,773	$35,216	$29,068	$5,557	15.8%	$6,148	21.2%
Percent of total	23.7%	18.6%	16.5%

Gross profit	$13,941	$12,086	$9,913	$1,855	15.3%	$2,173	21.9%
Gross margin	34.2%	34.3%	34.1%

Contribution profit	$7,278	$5,763	$5,685	$1,515	26.3%	$78	1.4%
Contribution margin	17.9%	16.4%	19.6%

Year-to-Date Segment Performance (continued)

(unaudited)

Europe

($ in thousands)	For the Two Quarters Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$79,638	$90,061	$72,484	$(10,423)	-11.6%	$17,577	24.2%
Percent of total	46.2%	47.6%	41.2%

Gross profit	$20,061	$21,965	$18,242	$(1,904)	-8.7%	$3,723	20.4%
Gross margin	25.2%	24.4%	25.2%

Contribution profit	$9,978	$11,346	$8,853	$(1,368)	-12.1%	$2,493	28.2%
Contribution margin	12.5%	12.6%	12.2%

Non-Strategic Technology Services

($ in thousands)	For the Two Quarters Ended			Change 2021-2022		Change 2020-2021
	Jul. 1, 2022	Jul. 2, 2021	Jun. 26, 2020	$	%	$	%
Revenue	$51,765	$64,016	$74,543	$(12,251)	-19.1%	$(10,527)	-14.1%
Percent of total	30.1%	33.8%	42.3%

Gross profit	$6,343	$7,095	$7,629	$(752)	-10.6%	$(534)	-7.0%
Gross margin	12.3%	11.1%	10.2%

Contribution profit	$4,831	$4,462	$3,721	$369	8.3%	$741	19.9%
Contribution margin	9.3%	7.0%	5.0%

Balance Sheet and Cash Flow

Cash and cash equivalents were $35.5 million, compared with $35.6 million at year-end 2021.  Net cash provided by operations was $2.8 million for the year-to-date period.

At the end of the second quarter of 2022, the Company had no outstanding balance on its revolving line of credit facility or any other long-term debt. Days sales outstanding were 84 in the second quarter of 2022 compared with 81 in the prior-year period.

Strategy

CTG is a catalyst for digital transformation, helping IT and business leaders accelerate their project momentum and achieve their desired outcomes. This strategy includes:

•	Providing breakthrough digital transformation solutions to our clients
•	Investing in expanding our digital transformation solutions and services, both organically and through acquisitions that focus on highly synergistic solutions or personnel
•	Utilizing innovative tools and methodologies
•	Expanding our global delivery network, and
•	Disengaging from our lowest margin IT staffing services within the Non-Strategic Technology Services segment

2022 Outlook

John M. Laubacker, Chief Financial Officer, noted, “With nearly half of our revenue coming from European operations, we are not immune to the challenging foreign currency translation impacts resulting from the significantly devalued Euro in the first half of 2022.  Additionally, the recent increase in competition for resources in Europe is creating labor constraints in meeting client demand. Finally, the macroeconomic climate in both North America and Europe has slowed our clients’ decision-making process for IT solutions and services. As we mentioned in our first quarter release, we expected quarterly performance at the outset of 2022 to be uneven due to engagement timing. We now expect that to continue for the rest of the year. As a result, we are adjusting our revenue for 2022 to range from $330 million to $350 million which includes a reduction of $20 million to $30 million from the prior year as a result of the intentional disengagement from lowest margin business in our Non-Strategic Technology Services segment.”

“Despite the top-line decrease and challenging macroeconomic headwinds, we expect our operating margins to improve over the prior year given the positive ongoing changes to our business mix.  We expect that lower revenue will be offset in part by improving operating margins. We expect 2022 GAAP diluted earnings per share to range from $0.48 to $0.58, and non-GAAP diluted earnings per share to range from $0.53 to $0.63.  Our long-range goal remains unchanged as we drive our adjusted EBITDA margins to 7% to 8%* within the next two years.”

*

The corresponding GAAP measure to adjusted EBITDA is net income. The Company is not providing forward looking net income guidance given the significant effort and assumptions involved in measuring net income. The GAAP to non-GAAP tables below include net income to adjusted EBITDA displayed on historical results for the past five quarters and the trailing twelve months ended June 2022.

Conference Call and Webcast

CTG will hold a conference call today, August 4, at 11:00 a.m. Eastern Time to discuss the Company’s financial results and business outlook. To access the live call, dial +1 877 704 4453. The conference call will also be available via webcast in the Investors section of CTG’s website at www.ctg.com.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Thursday,
August 11, 2022 by dialing +1 844 512 2921 and entering the access code 13731263. The webcast will also be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the live conference call. A transcript will also be posted to the website once available.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Reconciliation of GAAP to non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, management uses non-GAAP financial measures for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. Also, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Forward-Looking Statements

This document contains certain forward-looking statements concerning the Company's current expectations as to future growth, financial outlook, business strategy and performance expectations for 2022 and beyond and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company, which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipates,” “believes,” “expects,” “plans,” “may,” “will,” “might,” “would,” “should,” “could,” “seeks,” “estimates,” “project,” “predict,” “potential,” “currently,” “continue,” “intends,” “outlook,” “forecasts,” “target,” and other similar words identify forward-looking statements. These statements are based upon the Company's current expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors and risks, including among others, the lingering effects of the COVID-19 pandemic and any regulatory, social and business responses thereto on the Company’s business, operations, employees, contractors and clients, and the potential impacts of any similar future public health crisis, pandemic, or epidemic, the availability to the Company of qualified professional staff, currency exchange risks, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company's ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients' implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and services and non-strategic technology services, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, current macroeconomic conditions such as inflation, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and services and staffing industry, taxes and the Company's operations in particular, industry, economic and political conditions, including fluctuations in demand for IT services, consolidation among the Company's competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other risks with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and the Ukraine, and volatility in the global credit and financial markets and economy, and other factors that involve risk and uncertainty including those listed in the Company's reports filed with the Securities and Exchange Commission. Such forward-looking statements should be read in conjunction with the Company's disclosures set forth in the Company's Form 10-K for the year ended December 31, 2021, including the uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and other reports, including but not limited to subsequent quarterly reports on Form 10-Q, that may be filed from time to time with the Securities and Exchange Commission and may be obtained through the Securities and Exchange Commission's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov.The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski
Tel: +1 716 887 7368	Kei Advisors LLC
dpawlowski@keiadvisors.com
Tel: +1 716 843 3908

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended			For the Two Quarters Ended
	July 1,	July 2,	June 26,	July 1,	July 2,	June 26,
	2022	2021	2020	2022	2021	2020

Revenue	$82,759	$92,164	$89,146	$172,176	$189,293	$176,095
Cost of services	63,009	71,785	70,408	131,831	148,147	140,311
Gross profit	19,750	20,379	18,738	40,345	41,146	35,784
Selling, general and admin. expenses	16,577	17,578	16,824	33,973	36,247	31,803
Operating income	3,173	2,801	1,914	6,372	4,899	3,981
Non-taxable life insurance gain	-	-	389	-	-	389
Gain on sale of building	-	-	824	-	-	824
Other expense, net	(385)	(256)	(5)	(642)	(406)	(196)
Income before income taxes	2,788	2,545	3,122	5,730	4,493	4,998
Provision for income taxes	748	712	1,363	1,450	1,152	2,095
Net income	$2,040	$1,833	$1,759	$4,280	$3,341	$2,903

Net income per share:
Basic	$0.14	$0.13	$0.13	$0.30	$0.24	$0.21
Diluted	$0.13	$0.12	$0.12	$0.28	$0.22	$0.20

Weighted average shares outstanding:
Basic	14,419	13,845	13,605	14,309	13,770	13,576
Diluted	15,122	14,972	14,282	15,050	14,958	14,299

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	July 1,	December 31,	July 2,
	2022	2021	2021
Current Assets:
Cash and cash equivalents	$35,479	$35,584	$29,209
Accounts receivable, net	76,622	84,252	81,777
Other current assets	3,146	2,929	3,948
Total current assets	115,247	122,765	114,934

Property and equipment, net	4,376	5,242	5,508
Operating lease right-of-use assets	19,005	22,132	23,175
Cash surrender value	4,039	4,018	3,883
Acquired intangibles, net	6,219	7,280	8,165
Goodwill	18,104	19,676	20,548
Other assets	7,031	7,221	2,942
Total Assets	$174,021	$188,334	$179,155

Current Liabilities:
Accounts payable	$13,544	$21,150	$15,333
Accrued compensation	18,071	22,534	23,228
Operating lease liabilities	5,838	6,444	6,460
Other current liabilities	15,992	14,855	15,388
Total current liabilities	53,445	64,983	60,409

Operating lease liabilities	13,030	15,612	16,613
Other liabilities	12,239	13,302	19,336
Shareholders' equity	95,307	94,437	82,797
Total Liabilities and Shareholders' Equity	$174,021	$188,334	$179,155

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Two Quarters Ended
	July 1,	July 2,	June 26,
	2022	2021	2020

Net income	$4,280	$3,341	$2,903
Depreciation and amortization expense	1,400	1,685	1,641
Equity-based compensation expense	1,176	1,272	1,149
Other operating items	(4,022)	(6,349)	13,946
Net cash provided by (used in) operating activities	2,834	(51)	19,639
Net cash used in investing activities	(721)	(1,618)	(2,473)
Net cash provided by (used in) financing activities	(707)	(1,281)	6,243
Effect of exchange rates on cash and cash equivalents	(1,511)	(706)	129
Net increase (decrease) in cash and cash equivalents	(105)	(3,656)	23,538
Cash and cash equivalents at beginning of period	35,584	32,865	10,781
Cash and cash equivalents at end of period	$35,479	$29,209	$34,319

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

For reporting purposes, the Company discloses three segments, including IT Solutions and Services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America. The Company continues to invest in business development, including solutions, sales, delivery, and recruiting to drive its digital transformation strategy in both the North America and Europe IT Solutions and Services segments. The Company is not making any investment in its Non-Strategic Technology Services segment that includes lower margin staffing services. Contribution profit represents operational profit after consideration of expenses such as sales, solutions, delivery, recruiting and administrative expenses.

	For the Quarter Ended July 1, 2022
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$20,339	$37,160	$25,260	$82,759		$82,759
Cost of services	13,260	27,578	22,171	63,009		63,009
Gross profit	7,079	9,582	3,089	19,750		19,750
Gross margin	34.8%	25.8%	12.2%	23.9%		23.9%
Operating expenses	3,532	4,855	701	9,088		9,088
Contribution profit	$3,547	$4,727	$2,388	10,662		10,662
Contribution margin	17.4%	12.7%	9.5%	12.9%		12.9%
General and admin. expense				7,489	(290)	7,199
Operating income				$3,173	$290	$3,463
Operating margin				3.8%		4.2%

* Non-GAAP costs represent certain acquisition-related expenses

	For the Quarter Ended July 2, 2021
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$16,762	$44,054	$31,348	$92,164		$92,164
Cost of services	10,688	33,306	27,791	71,785		71,785
Gross profit	6,074	10,748	3,557	20,379		20,379
Gross margin	36.2%	24.4%	11.3%	22.1%		22.1%
Operating expenses	3,166	5,136	1,318	9,620		9,620
Contribution profit	$2,908	$5,612	$2,239	10,759		10,759
Contribution margin	17.3%	12.7%	7.1%	11.7%		11.7%
General and admin. expense				7,958	(165)	7,793
Operating income				$2,801	$165	$2,966
Operating margin				3.0%		3.2%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Quarter Ended June 26, 2020
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$16,069	$36,917	$36,160	$89,146		$89,146
Cost of services	10,924	27,028	32,456	70,408		70,408
Gross profit	5,145	9,889	3,704	18,738		18,738
Gross margin	32.0%	26.8%	10.2%	21.0%		21.0%
Operating expenses	2,139	4,853	1,823	8,815		8,815
Contribution profit	$3,006	$5,036	$1,881	9,923		9,923
Contribution margin	18.7%	13.6%	5.2%	11.1%		11.1%
General and admin. expense				8,009	(949)	7,060
Operating income				$1,914	$949	$2,863
Operating margin				2.1%		3.2%

* Non-GAAP costs in 2020 represent certain acquisition-related expenses and costs associated with severance

	For the Two Quarters Ended July 1, 2022
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$40,773	$79,638	$51,765	$172,176		$172,176
Cost of services	26,832	59,577	45,422	131,831		131,831
Gross profit	13,941	20,061	6,343	40,345		40,345
Gross margin	34.2%	25.2%	12.3%	23.4%		23.4%
Operating expenses	6,663	10,083	1,512	18,258		18,258
Contribution profit	$7,278	$9,978	$4,831	22,087		22,087
Contribution margin	17.9%	12.5%	9.3%	12.8%		12.8%
General and admin. expense				15,715	(552)	15,163
Operating income				$6,372	$552	$6,924
Operating margin				3.7%		4.0%
*	Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Two Quarters Ended July 2, 2021
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$35,216	$90,061	$64,016	$189,293		$189,293
Cost of services	23,130	68,096	56,921	148,147		148,147
Gross profit	12,086	21,965	7,095	41,146		41,146
Gross margin	34.3%	24.4%	11.1%	21.7%		21.7%
Operating expenses	6,323	10,619	2,633	19,575		19,575
Contribution profit	$5,763	$11,346	$4,462	21,571		21,571
Contribution margin	16.4%	12.6%	7.0%	11.4%		11.4%
General and admin. expense				16,672	(809)	15,863
Operating income				$4,899	$809	$5,708
Operating margin				2.6%		3.0%

* Non-GAAP costs represent certain acquisition-related expenses and rebranding costs

	For the Two Quarters Ended June 26, 2020
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$29,068	$72,484	$74,543	$176,095		$176,095
Cost of services	19,155	54,242	66,914	140,311		140,311
Gross profit	9,913	18,242	7,629	35,784		35,784
Gross margin	34.1%	25.2%	10.2%	20.3%		20.3%
Operating expenses	4,228	9,389	3,908	17,525		17,525
Contribution profit	$5,685	$8,853	$3,721	18,259		18,259
Contribution margin	19.6%	12.2%	5.0%	10.4%		10.4%
General and admin. expense				14,278	(1,416)	12,862
Operating income				$3,981	$1,416	$5,397
Operating margin				2.3%		3.1%

* Non-GAAP costs in 2020 represent certain acquisition-related expenses and costs associated with severance

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment and Vertical Market Trends (Unaudited)

Supplemental Financial Information

						Twelve Months
	For the Quarter Ended					Ended
	Jun.	Sept.	Dec.	Mar.	Jun.	Jun.
	2021	2021	2021	2022	2022	2022
Revenue (in millions)
North America IT Solutions and Services	$16.762	$21.215	$45.075	$20.435	$20.339	$107.064
Europe IT Solutions and Services	44.054	39.199	40.081	42.478	37.160	158.918
Non-Strategic Technology Services	31.348	30.189	27.233	26.504	25.260	109.186
Total Revenue	$92.164	$90.603	$112.389	$89.417	$82.759	$375.168

Foreign Currency Impact	$3.921	$0.453	$(1.520)	$(3.106)	$(4.943)	$(9.116)

Revenue By Geography
North America	51.0%	55.5%	63.4%	51.7%	54.4%	56.7%
Europe	49.0%	44.5%	36.6%	48.3%	45.6%	43.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue by Vertical Market
Technology Service Providers	29%	28%	20%	24%	24%	24%
Healthcare	15%	18%	36%	17%	18%	23%
Financial Services	17%	18%	13%	17%	15%	15%
Manufacturing	13%	12%	10%	14%	15%	13%
Energy	6%	5%	4%	5%	7%	5%
General Markets	20%	19%	17%	23%	21%	20%
Total	100%	100%	100%	100%	100%	100%

Operating Margins
GAAP Operating Margin	3.0%	3.0%	4.6%	3.6%	3.8%	3.8%
Non-GAAP Operating Margin	3.2%	3.3%	4.8%	3.9%	4.2%	4.1%

Other Information (in millions except Billable Days and EPS)

Billable Days	64	63	63	65	64	255
Net Income	$1.833	$1.672	$8.717	$2.240	$2.040	$14.669
GAAP Diluted EPS*	$0.12	$0.11	$0.58	$0.15	$0.13	$0.97
Non-GAAP Diluted EPS*	$0.13	$0.13	$0.25	$0.16	$0.15	$0.69
Adjusted EBITDA (non-GAAP)	$4.1	$3.8	$6.5	$4.3	$4.2	$18.8

Balance Sheet Information (in millions except DSO)

Cash less Debt, Net	$29.2	$31.0	$35.6	$38.7	$35.5
Working Capital	$54.5	$56.6	$57.8	$60.3	$61.8
DSO	81	82	67	76	84

*

GAAP Diluted EPS for the 2021 fourth quarter and Twelve Months Ended June 2022 includes a $0.34 benefit from the reversal of a valuation allowance against deferred tax assets, while the corresponding amounts in the non-GAAP Diluted EPS balances for the 2021 fourth quarter and Twelve Months Ended June 2022 excludes that benefit

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes expenses associated with certain acquisition-related expenses and the reversal of a tax valuation allowance. The acquisition-related expenses consist of amortization of intangible assets and changes in the value of earn-out payments upon the achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Income

						Twelve
						Months
	For the Quarter Ended					Ended
	Jun.	Sept.	Dec.	Mar.	Jun.	Jun.
(in millions)	2021	2021	2021	2022	2022	2022
GAAP Operating Income	$2.801	$2.702	$5.141	$3.199	$3.173	$14.215
Acquisition-related expenses	0.165	0.280	0.211	0.262	0.290	1.043
Non-GAAP Operating Income	$2.966	$2.982	$5.352	$3.461	$3.463	$15.258

Reconciliation of GAAP to non-GAAP Operating Margin

						Twelve
						Months
	For the Quarter Ended					Ended
	Jun.	Sept.	Dec.	Mar.	Jun.	Jun.
	2021	2021	2021	2022	2022	2022
GAAP Operating Margin	3.0%	3.0%	4.6%	3.6%	3.8%	3.8%
Acquisition-related expenses	0.2%	0.3%	0.2%	0.3%	0.4%	0.3%
Non-GAAP Operating Margin	3.2%	3.3%	4.8%	3.9%	4.2%	4.1%

Reconciliation of GAAP to non-GAAP Net Income

						Twelve
						Months
	For the Quarter Ended					Ended
	Jun.	Sept.	Dec.	Mar.	Jun.	Jun.
(in millions)	2021	2021	2021	2022	2022	2022
GAAP Net Income	$1.833	$1.672	$8.717	$2.240	$2.040	$14.669
Acquisition-related expenses	0.119	0.216	0.151	0.199	0.212	0.778
Reversal of tax valuation allowance	-	-	(5.094)	-	-	(5.094)
Non-GAAP Net Income	$1.952	$1.888	$3.774	$2.439	$2.252	$10.353

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

Reconciliation of GAAP to non-GAAP Diluted Earnings per Share (EPS)

						Twelve
						Months
	For the Quarter Ended					Ended
	Jun.	Sept.	Dec.	Mar.	Jun.	Jun.
	2021	2021	2021	2022	2022	2022
GAAP Diluted EPS	$0.12	$0.11	$0.58	$0.15	$0.13	$0.97
Acquisition-related expenses	0.01	0.02	0.01	0.01	0.02	0.06
Reversal of tax valuation allowance	-	-	(0.34)	-	-	(0.34)
Non-GAAP Diluted EPS	$0.13	$0.13	$0.25	$0.16	$0.15	$0.69

Reconciliation of Net Income to Adjusted EBITDA (non-GAAP), which includes earnings before interest (including amortization of deferred debt financing costs), taxes, depreciation and amortization, equity-based compensation, and acquisition-related expenses.

						Twelve
						Months
	For the Quarter Ended					Ended
	Jun.	Sept.	Dec.	Mar.	Jun.	Jun.
(in millions)	2021	2021	2021	2022	2022	2022
Net Income	$1.833	$1.672	$8.717	$2.240	$2.040	$14.669
Taxes	0.712	0.488	(3.633)	0.702	0.748	(1.695)
Interest	0.161	0.112	0.100	0.100	0.100	0.412
Depreciation and amortization	0.831	0.766	0.721	0.716	0.684	2.887
Equity-based compensation expense	0.682	0.702	0.666	0.573	0.603	2.544
Other	(0.123)	0.007	(0.058)	-	0.049	(0.002)
Adjusted EBITDA	$4.096	$3.747	$6.513	$4.331	$4.224	$18.815
Adjusted EBITDA Margin	4.4%	4.1%	5.8%	4.8%	5.1%	5.0%

- END -

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